SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 1998

                            TITAN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        New Mexico                   0-25024               85-0388759
 (State or other jurisdiction     (Commission            (IRS Employer
   of incorporation)              File Number)        Identification No.)


 3202 Candelaria Road, N.E., Albuquerque, New Mexico           87107
 (Address of principal executive offices)                    (Zip Code)

Registrant' telephone number, including area code: 505-884-0272

                               NA
(Former name or former address, if changed since last report.)

Item 6. Resignations of Registrant's Directors.

On April 8, 1998, to be effective April 6, 1998, Mr. Bruce R. Clark resigned as a Director, Secretary-Treasurer and General Counsel to the Registrant. Mr. Clark stated that his resignation was the result of several disagreements with the other Board members regarding, among other things, (1) a decision to compensate either Adherent Technologies, Inc., a company owned by Dr. Ronald E. Allred, or Dr. Ronald E. Allred, for their efforts in developing the Registrant's plastics technology and in their securing a purchaser for the Company's plastics technology; and (2) formation of a new corporation for the purpose of funding the technology.

Mr. Ronald L. Wilder, the Registrant's President and its only other independent director, believes that any additional compensation that might be paid to Dr. Allred and/or Adherent Technologies has been earned by them and it is in the best interest of the Registrant to compensate them for efforts beyond that originally contemplated by their understanding with the Company.

Item 7. Financial Statements and Exhibits.

(a)  There are no financial statements filed with this report.
(b)  Exhibits:

Letter of resignation dated April 8, 1998, of Mr. Bruce Clark from the board of directors and as an officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TITAN TECHNOLOGIES, INC.

Date: April 13, 1998                            Ronald L Wilder
                                                ---------------------------
                                                Ronald L. Wilder, President